Cohen & Steers, Inc.
280 Park Avenue
New York, NY 10017-1216
Tel (212) 832-3232
Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
Tel (212) 446-9168

Cohen & Steers, Inc. Reports Second Quarter 2017 Financial Results

New York, NY, July 19, 2017-Cohen & Steers, Inc. (NYSE: CNS) today reported financial results for the three months ended June 30, 2017, including net income and earnings per share. The full second quarter 2017 earnings release and investor presentation can be viewed at Cohen & Steers Second Quarter 2017 Results.

Conference Call

The Company will host a conference call tomorrow July 20, 2017 at 9:00 a.m. (ET) to discuss these results via webcast and telephone. Hosting the call will be chief executive officer, Robert Steers, president, Joseph Harvey, and chief financial officer, Matthew Stadler.

Investors and analysts can access the live conference call by dialing 800-681-8612 (U.S.) or +1-303-223-2689 (international); passcode: 21854991. Participants should plan to register at least 10 minutes before the conference call begins. A replay of the call will be available for two weeks starting at approximately 11:00 a.m. (ET) on July 20, 2017 and can be accessed at 800-633-8284 (U.S.) or +1-402-977-9140 (international); passcode: 21854991. Internet access to the webcast, which includes audio (listen-only), will be available on the company’s website at www.cohenandsteers.com under “Company-Investor Relations.” The webcast will be archived on the website for one month.

About Cohen & Steers

Cohen & Steers is a global investment manager specializing in liquid real assets, including real estate securities, listed infrastructure, commodities and natural resource equities, as well as preferred securities and other income solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Hong Kong, Tokyo and Seattle.